140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120397945-82
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/04/2012 4:25 PM
	Entity Number E0405952011-9

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

NB Manufacturing Subsidiary, LLC
Name of merging entity

Jurisdiction	Entity type *
Nevada	limited liability company

Name of merging entity

Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

and,

Xhibit LLC
Name of surviving entity

Jurisdiction	Entity type *
Nevada	limited liability company

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

NB Manufacturing Subsidiary, LLC
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Xhibit LLC
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

5. Name and Address of each Manager or Managing Member:

NB Manufacturing, Inc.
80 E. Rio Salado Parkway, Suite 115
Tempe, Arizona 85281

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ________ **Time:** ________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

NB Manufacturing Subsidiary, LLC
Name of merging entity

X [signature] — Title: PREZ — Date: 6/4/12
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

and,

Xhibit LLC
Name of surviving entity

X
Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

NB Manufacturing Subsidiary, LLC
Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

and,

Xhibit LLC
Name of surviving entity

X [signature]
Signature | Title | Date 6/4/12

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ARTICLES OF MERGER

MERGING

NB MANUFACTURING SUBSIDIARY, LLC

INTO

XHIBIT LLC

Pursuant to the provisions of the Nevada Limited Liability Company Act (the "Nevada Act"), the undersigned companies adopt the following Articles of Merger for the purpose of merging NB Manufacturing Subsidiary, LLC into Xhibit LLC.

The following Articles of Merger were approved by the members of each of the undersigned companies in the manner prescribed by the Nevada Act:

ARTICLE I.

MERGER

A. Xhibit LLC, formed under the laws of the state of Nevada ("Xhibit"), into which NB Manufacturing Subsidiary, LLC ("NB" or "Disappearing Company"), formed under the laws of the state of Nevada, is hereby merged, on the effective date of the merger, shall be the company to survive the merger and the name under which the company will continue is "Xhibit LLC." Said company, hereinafter sometimes called the "Surviving Company," shall be governed by the laws of the state of Nevada. Its principal office will be located at 80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281. Xhibit and NB are sometimes referred to herein as the "Constituent Companies."

B. Executed counterpart copies of these Articles of Merger and such supporting documents as are required shall be filed as promptly as possible with the Secretary of State of Nevada in accordance with the Merger Agreement entered into among the Constituent Companies, NB Manufacturing, Inc. ("NB Parent") and a certain NB officer and director, dated as of April 25, 2012, (as amended as of May 23, 2012, the "Merger Plan"). The executed Merger Plan, with exhibits, is on file at the office of the Surviving Company at the address listed above. A copy will be provided, upon request and without cost, to any member of any Constituent Company. Five o'clock p.m. (5:00 p.m.) Mountain Time on the date of the filing with the Secretary of State of Nevada of these Articles of Merger shall be the effective time of the merger and is hereinafter referred to as the "Effective Date."

C. The Merger Plan was adopted by the managers and approved by the members of each of NB and Xhibit in the manner prescribed by the Nevada Act and the Operating Agreements, if any, of the Constituent Companies.

D. From the Effective Date, the merger shall have the effects provided under Nevada law. Without limiting the generality of the foregoing, upon the Effective Date the separate existence of

NB shall cease, and NB shall be merged with and into Xhibit. Xhibit shall be the Surviving Company and the Surviving Company, without further deed or action, shall possess all assets and property of every description, and every interest herein wherever located and all rights, privileges, immunities, powers, franchises and authority (of a public as well as of a private nature) of each of the Constituent Companies and all obligations belonging to or due each of the Constituent Companies. Title to any real estate or any interest therein, vested in each Constituent Company, shall not revert or in any way be impaired by reason of the merger. The Surviving Company shall be liable for all of the obligations of each Constituent Company. Any claim existing, or action or proceeding pending, by or against any Constituent Company may be prosecuted to judgment, with right of appeal, as if the merger had not taken place, or the Surviving Company may be substituted in place of NB. All rights of creditors of each Constituent Company shall be preserved unimpaired, and all liens upon the property of any Constituent Company shall be preserved unimpaired, but only on the property affected by such liens immediately before the Effective Date. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Company, the officers of the respective Constituent Companies shall execute, acknowledge and deliver such instruments and do such acts as may be necessary or required. For such purposes, the existence of the Constituent Companies and the authority of their respective officers and managers are continued, notwithstanding the merger.

ARTICLE II.

ARTICLES OF ORGANIZATION OF THE SURVIVING COMPANY

From and after the Effective Date, the Articles of Organization of Xhibit, as recorded in the office of the Secretary of State of Nevada at the Effective Date, shall be and become the Articles of Organization of the Surviving Company, until further amended pursuant to the provisions of the Nevada Act.

ARTICLE III.

OFFICERS AND MANAGERS OF THE SURVIVING COMPANY

A. As of the Effective Date, the officers of the Surviving Company, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, are as follows:

CEO	Chris Richarde
CFO	Michael J. Schifsky

The officers of the Surviving Company and their number may be changed from time to time as provided by the Nevada Act.

B. As of the Effective Date, the manager of the Surviving Company shall be changed to NB Manufacturing, Inc. The manager of the Surviving Company may be changed from time to time as provided by the Nevada Act.

C. If, on or before the Effective Date, a vacancy shall for any reason exist in the office of the manager of the Surviving Company, or in any of the offices, such vacancy shall hereafter be filled in the manner provided in the Articles of Organization of the Surviving Company.

ARTICLE IV.

OPERATING AGREEMENT OF SURVIVING COMPANY

From and after the Effective Date, the present Operating Agreement of Xhibit shall be repealed and the Surviving Company shall have no Operating Agreement until a new Operating Agreement shall be adopted, in accordance with the provisions of the Nevada Act and the Articles of Organization of the Surviving Company.

ARTICLE V.

CONVERSION OR CANCELLATION OF NB AND XHIBIT UNITS ON MERGER

A. As of the Effective Date, by virtue of the merger of the Constituent Companies:

(1) Without any action on the part of the holder thereof, each Xhibit Unit which is issued and outstanding immediately prior to the effective time of the merger shall thereupon and without any further action be retired and canceled and become authorized and unissued Xhibit Units, and by virtue of the merger shall be exchanged for fully paid and nonassessable shares of common stock, $0.0001 par value, of NB Parent, the parent corporation of NB ("NB Parent Common Stock"), so that for every one (1) Xhibit Unit then outstanding there will be issued 1.2641737582 shares of NB Parent Common Stock. Notwithstanding any other provisions of these Articles of Merger, any Xhibit Units which are unissued by Xhibit immediately prior to the effective time of the merger shall not be converted but shall be canceled.

(2) The holders of certificates representing Xhibit Units shall cease to have any rights as members of Xhibit and the sole and indivisible right of such holders shall be the right to receive (i) the number of shares of NB Parent Common Stock into which their Xhibit Units shall have been converted by the merger as provided above and (ii) the corresponding right to receive the cash value of any fraction of an Xhibit Unit as provided below.

(3) No certificates or scrip representing fractional shares of NB Parent Common Stock shall be issued upon the surrender or exchange of Xhibit certificates, no dividend or distribution of NB shall relate to any fractional shares of NB Parent Common Stock, and such fractional NB Parent share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder. In lieu of any fractional share of NB Parent Common Stock which a member of Xhibit would otherwise be entitled to receive, the Exchange Agent hereafter prescribed shall, upon surrender of an Xhibit Unit certificate, pay to the holder of NB Parent Common Stock certificates issued in exchange therefor, an amount of cash (without interest)

determined by multiplying (i) the price of a share of NB Parent Common Stock which shall be $1.00, times (ii) the fractional NB Parent Common Stock interest to which such shareholder would otherwise be entitled.

(4) Without any action on the part of the holder thereof, each NB Unit which is issued and outstanding immediately prior to the effective time of the merger shall thereupon and without further action be exchanged for one fully paid and nonassessable Xhibit Unit. Notwithstanding any other provisions of these Articles of Merger, any NB Units which are unissued by NB immediately prior to the effective time of the merger shall not be converted but shall be canceled.

B. By virtue of the merger of the Constituent Companies:

(1) As soon as practicable after the effective time of the merger, NB Parent shall make available for exchange and conversion in accordance with these Articles of Merger, by making available to the Exchange Agent (as hereafter prescribed) for the benefit of the members of Xhibit such number of shares of NB Parent Common Stock as shall be issuable in exchange for outstanding Xhibit Units (net of the aggregate number of fractional shares of NB Parent in lieu of which cash will be paid). In addition, NB Parent will make available to the Exchange Agent, from time to time upon request of the Exchange Agent, such cash as may be necessary to make the cash payments with respect to fractional shares of NB Parent as provided above.

(2) As soon as practicable after the effective time, Corporate Stock Transfer (the "Exchange Agent"), shall mail to each holder of record of a certificate or certificates which immediately prior to the effective time of the merger represented outstanding Xhibit Units (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing NB Parent Common Stock, and the cash payment in lieu of fractional shares of NB Parent as set forth above.

(3) After the effective time of the merger, there shall be no further registration of transfers on the books of the Surviving Company of the Xhibit Units that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, certificates representing such shares are presented to the Surviving Company, they shall be canceled and exchanged for certificates representing NB Parent Common Stock and for cash as provided in these Articles of Merger.

C. The conversion ratio for converting the Xhibit Units into shares of NB Parent Common Stock (and the conversion ratio for the options and warrants described in Section D below) shall be proportionately adjusted in the event of any stock split, stock dividend, recapitalization, exchange, readjustment or combination of shares or similar actions involving the NB Parent Common Stock or Xhibit Units, having a record date occurring between the date of execution of the Merger Plan and the effective time of the merger and shall be proportionately adjusted in the event of any issuance of

securities by NB Parent or Xhibit that occurs between the date of execution of the Merger Plan and the effective time of the merger.

D. Upon the Effective Date, NB Parent shall convert each outstanding option or warrant to acquire one Xhibit Unit and each outstanding other security convertible into one Xhibit Unit into an option, warrant or security convertible to acquire 1.2641737582 shares of NB Parent Common Stock, upon the same terms and conditions as the option, warrant or security convertible for Xhibit Units was granted. Notwithstanding the foregoing, each holder of outstanding options, warrants or securities convertible to acquire Xhibit Units shall have the right, prior to the Effective Date, to exercise such options, warrants and convertible securities and use the Xhibit Units so issued to be converted into NB Parent Common Stock as provided above.

ARTICLE VI.

RIGHT TO AMEND ARTICLES OF ORGANIZATION

The Surviving Company hereby reserves the right to amend, alter, change or repeal its Articles of Organization in the manner now or hereafter prescribed by statute or otherwise provided by law, and all rights and powers conferred in the Articles of Organization on members, managers or officers of the Surviving Company, or any other person whomsoever are subject to this reserved power.

ARTICLE VII.

MISCELLANEOUS

These Articles of Merger may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument representing the Articles of Merger.

Dated: ___________, 2012

Xhibit LLC, a Nevada limited liability company
By: Xhibit Management Corp., its Manager

By:_______________________________
Chris Richarde, CEO

ATTEST:

____
Michael J. Schifsky, CFO

Dated: June 4, 2012

NB Manufacturing Subsidiary, LLC, a limited liability company

By:_______________________________
Derold Kelley, Manager

Dated: June 4, 2012

Xhibit LLC, a Nevada limited liability company
By: Xhibit Management Corp., its Manager

By:______________________________
Chris Richarde, CEO

ATTEST:

____
Michael J. Schifsky, CFO

Dated: ___________ __, 2012

NB Manufacturing Subsidiary, LLC, a limited liability company

By:______________________________
Derold Kelley, Manager